Exhibit 24b1
                                                                   ------------




                                POWER OF ATTORNEY

         The undersigned, acting in the capacity stated with his name below, hereby constitutes and appoints EDWARD P. SMITH and A. ROBERT COLBY, and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to sign for and in the name of the undersigned in the capacity indicated below (a) the Registration Statement on Form S-8 of the Future Brands LLC Retirement Savings Plan and (b) any and all amendments and supplements thereto.



       Signature                        Title                         Date


   /s/ MARK HAUSBERG          Treasurer, Future Brands LLC,       March 7, 2003
-------------------------         as Plan Administrator
       Mark Hausberg